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                                                                   Exhibit 11.01

              Statement Regarding Computation of Per Share Earnings

Computations of earnings (loss) per share are as follows (Dollars in thousands except share and per share data):

                                                                            Three months                Six months
                                                                        ended June 30, 1998         ended June 30, 1998
                                                                        -------------------         -------------------
BASIC:
------
Weighted average common shares outstanding                                    25,631,827                16,024,865
                                                                             ===========               ===========
Net income (loss)                                                            $     9,254               $    (8,061)
                                                                             -----------               -----------
Income (loss) available to common shareholders                               $     9,254               $    (8,061)
                                                                             ===========               ===========
Basic earnings (loss) per share                                              $       .36               $      (.50)
                                                                             ===========               ===========


DILUTED:
--------
Weighted average common shares outstanding                                    25,631,827                16,024,865
                                                                             ===========               ===========
Assumed exercise of stock options                                                149,888                   123,160
                                                                             -----------               -----------
Total shares used in computation                                              25,781,715                16,148,025
                                                                             ===========               ===========
Income (loss) available to common shareholders                               $     9,254               $    (8,061)
                                                                             ===========               ===========
Diluted earnings (loss) per share                                            $       .36               $      (.50)
                                                                             ===========               ===========